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                                                                    Exhibit 10.5

                          SECURITIES PURCHASE AGREEMENT

      THIS SECURITIES PURCHASE AGREEMENT (this "Agreement") dated as of August 4, 2004 by and among U.S. HELICOPTER CORPORATION, a Delaware corporation (the "Company") and the Buyers listed on Schedule I attached hereto (individually, a "Buyer" or collectively "Buyers").

                                   WITNESSETH:

      WHEREAS, the Company and the Buyer(s) are executing and delivering this Agreement in reliance upon an exemption from securities registration pursuant to
Section 4(2) and/or Rule 506 of Regulation D ("Regulation D") as promulgated by the U.S. Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act");

      WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Buyer(s), as provided herein, and the Buyer(s) shall purchase One Million Three Hundred Thousand Dollars ($1,300,000) of secured convertible debentures (the "Convertible Debentures"), which shall be convertible into shares of the Company's common stock, par value $0.001 per share (the "Common Stock") (as converted, the "Conversion Shares"), of which One Million Dollars ($1,000,000) shall be funded within five (5) business days hereof (the "First Closing"), and Three Hundred Thousand Dollars ($300,000) shall be funded within five (5) business days after the filing of a registration statement (the "Registration Statement") pursuant to the Investor Registration Rights Agreement of even date herewith, with the United States Securities and Exchange Commission (the "SEC") (the "Second Closing") (collectively referred to as the "Closings"), for a total purchase price of One Million Three Hundred Thousand Dollars ($1,300,000) (the "Purchase Price") in the respective amounts set forth opposite each Buyer(s) name on Schedule I (the "Subscription Amount"); and

      WHEREAS, contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement (the "Investor Registration Rights Agreement") pursuant to which the Company has agreed to provide certain registration rights under the 1933 Act and the rules and regulations promulgated there under, and applicable state securities laws; and

      WHEREAS, the aggregate proceeds of the sale of the Convertible Debentures contemplated hereby shall be held in escrow pursuant to the terms of an Escrow Agreement (the "Escrow Agreement") of even date herewith.

      WHEREAS, contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering Irrevocable Transfer Agent Instructions (the "Irrevocable Transfer Agent Instructions").

      WHEREAS, contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Security Agreement (the "Security Agreement") pursuant to which the Company has agreed to provide the Buyer a security interest in Pledged Collateral (as this term is defined in the Security Agreement) to secure Company's obligations

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under this Agreement, the Convertible Debenture, the Investor Registration
Rights Agreement, the Irrevocable Transfer Agent Instructions, or any other obligations of the Company to the Investor.

      NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement the Company and the Buyer(s) hereby agree as follows:

      1.    PURCHASE AND SALE OF CONVERTIBLE DEBENTURES.

            (a) Purchase of Convertible Debentures. Subject to the satisfaction (or waiver) of the terms and conditions of this Agreement, each Buyer agrees, severally and not jointly, to purchase at each Closing and the Company agrees to sell and issue to each Buyer, severally and not jointly, at each Closing, Convertible Debentures in amounts corresponding with the Subscription Amount set forth opposite each Buyer's name on Schedule I hereto. Upon execution hereof by a Buyer, the Buyer shall wire transfer the Subscription Amount set forth opposite his name on Schedule I in same-day funds or a check payable to "Butler Gonzalez LLP, as Escrow Agent for U.S. Helicopter Corporation/Cornell Capital Partners, LP", which Subscription Amount shall be held in escrow pursuant to the terms of the Escrow Agreement (as hereinafter defined) and disbursed in accordance therewith.

            (b) Closing Date. The First Closing of the purchase and sale of the Convertible Debentures shall take place on or before the fifth (5th) business day following the date hereof, subject to notification of satisfaction of the conditions to the First Closing set forth herein and in Sections 6 and 7 below (or such later date as is mutually agreed to by the Company and the Buyer(s)) (the "First Closing Date"), the Second Closing of the purchase and sale of the Convertible Debentures shall take place on or before the fifth (5th) business day after the Registration Statement is filed with the SEC, subject to notification of satisfaction of the conditions to the Second Closing set forth herein and in Sections 6 and 7 below (or such later date as is mutually agreed to by the Company and the Buyer(s)) (the "Second Closing Date") (collectively referred to a the "Closing Dates"). The Closing shall occur on the respective Closing Dates at the offices of Butler Gonzalez, LLP, 1418 Morris Avenue, Suite 207, Union, NJ 07083 (or such other place as is mutually agreed to by the Company and the Buyer(s)).

            (c) Escrow Arrangements; Form of Payment. Upon execution hereof by Buyer(s) and pending the Closings, the aggregate proceeds of the sale of the Convertible Debentures to Buyer(s) pursuant hereto shall be deposited in a non-interest bearing escrow account with Butler Gonzalez LLP, as escrow agent (the "Escrow Agent"), pursuant to the terms of the Escrow Agreement. Subject to the satisfaction of the terms and conditions of this Agreement, on the Closing Dates, (i) the Escrow Agent shall deliver to the Company in accordance with the terms of the Escrow Agreement such aggregate proceeds for the Convertible Debentures to be issued and sold to such Buyer(s), minus a structuring fee of Ten Thousand Dollars ($10,000) to the Buyer pursuant to Section 4(g) hereof, a structuring fee of Ten Thousand Dollars ($10,000) to the Buyer pursuant to
Section 12.4 of the Standby Equity Distribution Agreement of even date herewith and the one-time commitment fee referenced in Section 4(g) hereof, all of which shall be paid directly from the gross proceeds of the First Closing held in escrow, and (ii) the Company shall deliver to each Buyer, Convertible

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Debentures which such Buyer(s) is purchasing in amounts indicated opposite such
Buyer's name on Schedule I, duly executed on behalf of the Company.

      2.    BUYER'S REPRESENTATIONS AND WARRANTIES.

      Each Buyer represents and warrants, severally and not jointly, that:

            (a) Investment Purpose. Each Buyer is acquiring the Convertible Debentures and, upon conversion of Convertible Debentures, the Buyer will acquire the Conversion Shares then issuable, for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act; and has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the disposition thereof; provided, however, that by making the representations herein, such Buyer reserves the right to dispose of the Conversion Shares at any time in accordance with or pursuant to an effective registration statement covering such Conversion Shares or an available exemption under the 1933 Act.

            (b) Accredited Investor Status. Each Buyer is an "Accredited Investor" as that term is defined in Rule 501(a)(3) of Regulation D.

            (c) Reliance on Exemptions. Each Buyer understands that the Convertible Debentures are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire such securities.

            (d) Information. Each Buyer and its advisors (and his or, its counsel), if any, have been furnished with all materials relating to the business, finances and operations of the Company and information he deemed material to making an informed investment decision regarding his purchase of the Convertible Debentures and the Conversion Shares, which have been requested by such Buyer. Each Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company and its management. Neither such inquiries nor any other due diligence investigations conducted by such Buyer or its advisors, if any, or its representatives shall modify, amend or affect such Buyer's right to rely on the Company's representations and warranties contained in Section 3 below. Each Buyer understands that its investment in the Convertible Debentures and the Conversion Shares involves a high degree of risk and each Buyer has the financial wherewithal to lose its entire investment and understands that it could lose its entire investment. Each Buyer is in a position regarding the Company, which, based upon employment, family relationship or economic bargaining power, enabled and enables such Buyer to obtain information from the Company in order to evaluate the merits and risks of this investment. Each Buyer has sought such accounting, legal and tax advice, as it has considered necessary to make an informed investment decision with respect to its acquisition of the Convertible Debentures and the Conversion Shares.

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            (e) No Governmental Review. Each Buyer understands that no United
States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Convertible Debentures or the Conversion Shares, or the fairness or suitability of the investment in the Convertible Debentures or the Conversion Shares, nor have such authorities passed upon or endorsed the merits of the offering of the Convertible Debentures or the Conversion Shares. Each Buyer understands and acknowledges that the Company has undertaken and will undertake no efforts to comply with any laws of any jurisdiction outside the United States relating to the insurance and sale of its securities except as may be provided herein.

            (f) Transfer or Resale. Each Buyer understands that except as provided in the Investor Registration Rights Agreement: (i) the Convertible Debentures have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, or (B) such Buyer shall have delivered to the Company an opinion of counsel, in a generally acceptable form, to the effect that such securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration requirements; (ii) any sale of such securities made in reliance on Rule 144 under the 1933 Act (or a successor rule thereto) ("Rule 144") may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of such securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register such securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. The Company reserves the right to place stop transfer instructions against the shares and certificates for the Conversion Shares. Additionally, each Buyer understands that the securities of the Company are not listed on any Stock Exchange in the United States, Canada or elsewhere; that there is currently no market through which the Committee Debenture and/or the Conversion Shares may be traded and as such market is expected to develop.

            (g) Legends. Each Buyer understands that the certificates or other instruments representing the Convertible Debentures and or the Conversion Shares shall bear a restrictive legend in substantially the following form (and a stop transfer order may be placed against transfer of such stock certificates):

            THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED SOLELY FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TOWARD RESALE AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL,

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            IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED
            UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS.

The legend set forth above shall be removed and the Company within two (2) business days shall issue a certificate without such legend to the holder of the Conversion Shares upon which it is stamped, if, unless otherwise required by state securities laws, (i) in connection with a sale transaction, provided the Conversion Shares are registered under the 1933 Act, or (ii) in connection with a sale transaction, after such holder provides the Company with an opinion of counsel, which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale, assignment or transfer of the Conversion Shares may be made without registration under the 1933 Act.

            (h) Authorization, Enforcement. This Agreement and all related agreements are within Buyer's corporate power and have been duly and validly authorized, executed and delivered on behalf of such Buyer and each is a valid and binding agreement of such Buyer enforceable in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies. All necessary corporate action has been taken with respect to the Buyer to authorize and approve this Agreement and all the related agreements, and Buyer is under no obligation to obtain any approval, consent, or other action from any third party in order for Buyer to consummate the transaction contemplated hereby.

            (i) Receipt of Documents. Each Buyer and his or its counsel has received and read in their entirety: (i) this Agreement and each representation, warranty and covenant set forth herein, the Security Agreement, the Investor Registration Rights Agreement, the Escrow Agreement, and the Irrevocable Transfer Agent Instructions; (ii) all due diligence and other information necessary to verify the accuracy and completeness of such representations, warranties and covenants; (iii) answers to all questions each Buyer submitted to the Company regarding an investment in the Company; and each Buyer has relied on the information contained therein and has not been furnished any other documents, literature, memorandum or prospectus. Buyer acknowledges and agrees that the Company's representations and warranties are limited to exclusively those expressly stated in this Agreement and exclude any and all statements made in any other business plan, prospectus, projections, memorandum or other document or in any oral communication.

            (j) Due Formation of Corporate and Other Buyers. If the Buyer(s) is a corporation, trust, partnership or other entity that is not an individual person, it has been formed and validly exists and is in good standing in its jurisdiction of formation and has not been organized for the specific purpose of purchasing the Convertible Debentures and is not prohibited from doing so.

            (k) No Legal Advice From the Company. Each Buyer acknowledges that it had the opportunity to review this Agreement and the transactions contemplated by this Agreement with his or its own legal counsel and investment and tax advisors. Each Buyer is relying solely on such counsel and advisors and not on any statements or representations of the

                                       5

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Company or any of its representatives or agents for legal, tax or investment advice with respect to this investment, the transactions contemplated by this Agreement or the securities laws of any jurisdiction.

            (l) No Buyer makes any representation or warranty regarding the Company's ability to successfully become a public company or to have any registration statement filed by the Company pursuant to the Registration Rights Agreement or otherwise declared effective by the SEC. The Company has the sole obligation to make any and all such filings as may be necessary to become a public company and to have any registration statement declared effective by the SEC.

      3.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

      The Company represents and warrants to each of the Buyers that, except as set forth in the Disclosure Schedule attached as Exhibit "A" hereto:

            (a) Organization and Qualification. The Company and its subsidiaries (if any) are corporations duly organized and validly existing in good standing under the laws of the jurisdiction in which they are incorporated, and have the requisite corporate power to own their properties and to carry on their business as now being conducted. The Company will within 30 days after the First Closing become duly qualified as a foreign corporation to do business and in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary, promptly after the First Closing and except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries taken as a whole.

            (b) Authorization, Enforcement, Compliance with Other Instruments.
(i) The Company has the requisite corporate power and authority to enter into and perform this Agreement, the Security Agreement, the Investor Registration Rights Agreement, the Escrow Agreement, the Irrevocable Transfer Agent Instructions, and any related agreements, and to issue the Convertible Debentures and the Conversion Shares in accordance with the terms hereof and thereof, (ii) the execution and delivery of this Agreement, the Security Agreement, the Investor Registration Rights Agreement, the Escrow Agreement, the Irrevocable Transfer Agent Instructions (as defined herein) and any related agreements by the Company and the consummation by it of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Convertible Debentures the Conversion Shares and the reservation for issuance and the issuance of the Conversion Shares issuable upon conversion or exercise thereof, have been duly authorized by the Company's Board of Directors and no further consent or authorization is required by the Company, its Board of Directors or its stockholders, (iii) this Agreement, the Security Agreement, the Investor Registration Rights Agreement, the Escrow Agreement, the Irrevocable Transfer Agent Instructions and any related agreements have been duly executed and delivered by the Company, (iv) this Agreement, the Security Agreement, the Investor Registration Rights Agreement, the Escrow Agreement, the Irrevocable Transfer Agent Instructions and any related agreements constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting

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generally, the enforcement of creditors' rights and remedies. The authorized officer of the Company executing this Agreement, the Security Agreement, the Investor Registration Rights Agreement, the Escrow Agreement, the Irrevocable Transfer Agent Instructions and any related agreements knows of no reason why the Company cannot file the registration statement as required under the Investor Registration Rights Agreement or perform any of the Company's other obligations under such documents.

            (c) Capitalization. As of the date hereof, the authorized capital stock of the Company consists of 100,000,000 shares of stock, of which (i) 95,000,000 shares are designated as Common Stock, of which 21,300,000 shares are outstanding, and (ii) 5,000,0000 shares are designated as Preferred Stock of which none are outstanding shares. All of such outstanding shares have been validly issued and are fully paid and nonassessable. Except as disclosed in the Disclosure Schedule no shares of Common Stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company. Except as disclosed in the Disclosure Schedule and immediately preceding the Closing, as of the date of this Agreement, (i) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its subsidiaries, (ii) there are no outstanding debt securities and (iii) there are no agreements or arrangements under which the Company or any of its subsidiaries is obligated to register the sale of any of their securities under the 1933 Act (except pursuant to the Registration Rights Agreement) and (iv) there are no outstanding registration statements and there are no outstanding comment letters from the SEC or any other regulatory agency. There are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Convertible Debentures as described in this Agreement. The Company has furnished to the Buyer true and correct copies of the Company's Certificate of Incorporation, as amended and as in effect on the date hereof (the "Certificate of Incorporation"), and the Company's By-laws, as in effect on the date hereof (the "By-laws"), and the terms of all securities convertible into or exercisable for Common Stock and the material rights of the holders thereof in respect thereto other than stock options issued to employees and consultants.

            (d) Issuance of Securities. The Convertible Debentures are duly authorized and, upon issuance in accordance with the terms hereof, shall be duly issued, fully paid and nonassessable, are free from all taxes, liens and charges with respect to the issue thereof. The Conversion Shares issuable upon conversion of the Convertible Debentures have been duly authorized and reserved for issuance. Upon conversion or exercise in accordance with the Convertible Debentures the Conversion Shares will be duly issued, fully paid and nonassessable.

            (e) No Conflicts. Except as disclosed in the Disclosure Schedule, the execution, delivery and performance of this Agreement, the Security Agreement, the Investors Registration Rights Agreement, the Escrow Agreement and the Irrevocable Transfer Agent Instructions by the Company and the consummation by the Company of the transactions contemplated hereby will not (i) result in a violation of the Certificate of Incorporation, any

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certificate of designations of any outstanding series of preferred stock of the
Company or the By-laws or (ii) material conflict with or constitute a materially default (or an event which with notice or lapse of time or both would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, or result in a material violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) and applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected. Except as disclosed in the Disclosure Schedule, neither the Company nor its subsidiaries is in violation of any term of or in default under its Certificate of Incorporation or By-laws or their organizational charter or by-laws, respectively, or material violation of any material contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company or its subsidiaries. The business of the Company and its subsidiaries is not being conducted, and shall not be conducted in material violation of any material law, ordinance, or regulation of any governmental entity. Except as specifically contemplated by this Agreement and as required under the 1933 Act and any applicable state securities laws, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agreement or the Registration Rights Agreement in accordance with the terms hereof or thereof. Except as disclosed in the Disclosure Schedule, all consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof. The Company and its subsidiaries are unaware of any facts or circumstance, which might give rise to any of the foregoing.

            (f) Financial Statements. The Company has supplied the Buyer with the Company's unaudited balance sheet as of June 30, 2004 and unaudited income statement for the period from inception through and including June 30, 2004 (the "Financial Statements"). The Financial Statements are accompanied by a letter from the Company's Chief Executive Officer or Treasurer confirming that the Financial Statements are true, correct, and complete to the best of his knowledge. The Financial Statements are subject to adjustments, footnote disclosure, and the like consistent with year-end audit procedures.

            (g) Absence of Litigation. Except as disclosed in the Disclosure Schedule, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending against or affecting the Company, the Common Stock or any of the Company's subsidiaries, wherein an unfavorable decision, ruling or finding would
(i) have a material adverse effect on the transactions contemplated hereby (ii) adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, this Agreement or any of the documents contemplated herein, or (iii) except as expressly disclosed in the Disclosure Schedule, have a material adverse effect on the business, operations, properties, financial condition or results of operations of the Company and its subsidiaries taken as a whole.

            (h) Acknowledgment Regarding Buyer's Purchase of the Convertible Debentures. The Company acknowledges and agrees that the Buyer(s) is acting solely in the capacity of an arm's length purchaser with respect to this Agreement and the transactions

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contemplated hereby. The Company further acknowledges that the Buyer(s) is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by the Buyer(s) or any of their respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to such Buyer's purchase of the Convertible Debentures or the Conversion Shares. The Company further represents to the Buyer that the Company's decision to enter into this Agreement has been based solely on the independent evaluation by the Company and its representatives.

            (i) No General Solicitation. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act) in connection with the offer or sale of the Convertible Debentures or the Conversion Shares.

            (j) No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the Convertible Debentures or the Conversion Shares under the 1933 Act or cause this offering of the Convertible Debentures or the Conversion Shares to be integrated with prior offerings by the Company for purposes of the 1933 Act.

            (k) Employee Relations. Neither the Company nor any of its subsidiaries is involved in any labor dispute nor, to the knowledge of the Company or any of its subsidiaries, is any such dispute threatened. None of the Company's or its subsidiaries' employees is a member of a union and the Company and its subsidiaries believe that their relations with their employees are good.

            (l) Intellectual Property Rights. The Company and its subsidiaries own or possess or are currently seeking to develop adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights necessary to conduct their respective businesses as now conducted. The Company and its subsidiaries do not have any knowledge of any infringement by the Company or its subsidiaries of trademark, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secret or other similar rights of others, and, to the knowledge of the Company there is no claim, action or proceeding being made or brought against, or to the Company's knowledge, being threatened against, the Company or its subsidiaries regarding trademark, trade name, patents, patent rights, invention, copyright, license, service names, service marks, service mark registrations, trade secret or other infringement; and the Company and its subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing.

            (m) Reserved.

            (n) Reserved.

            (o) Reserved.

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            (p) Reserved.

            (q) Reserved.

            (r) No Material Adverse Breaches, etc. Except as set forth in the Disclosure Schedule, neither the Company nor any of its subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of the Company's officers has or is expected in the future to have a material adverse effect on the business, properties, operations, financial condition, results of operations or prospects of the Company or its subsidiaries. Except as set forth in the Disclosure Schedule, neither the Company nor any of its subsidiaries is in breach of any contract or agreement which breach, in the judgment of the Company's officers, has or is expected to have a material adverse effect on the business, properties, operations, financial condition, results of operations or prospects of the Company or its subsidiaries.

            (s) Tax Status. Except as set forth in the Disclosure Schedule, the Company and each of its subsidiaries has made and filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject and (unless and only to the extent that the Company and each of its subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

            (t) Certain Transactions. Except as set forth in the Disclosure Schedule, and except for arm's length transactions pursuant to which the Company makes payments in the ordinary course of business upon terms no less favorable than the Company could obtain from third parties and other than the grant of stock options disclosed in the Disclosure Schedule, none of the officers, directors, or employees of the Company is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

            (u) Fees and Rights of First Refusal. The Company is not obligated to offer the securities offered hereunder on a right of first refusal basis or otherwise to any third parties including, but not limited to, current or former shareholders of the Company, underwriters, brokers, agents or other third parties.

            (v) The Company acknowledges that the Buyer is relying on the representations and warranties made by the Company hereunder and that such representations and warranties are a material inducement to the Buyer purchasing the Convertible Debentures.

The Company further acknowledges that without such representations and warranties of the Company made hereunder, the Buyer would not enter into this Agreement.

            (w) General. As of the execution of this Agreement the Company (i) neither owns nor leases any real property or facilities; (ii) is not party to any contract or policy of insurance covering its business operations, personnel, employees, liability or any facilities, except Directors and Officers coverage to become effective promptly after the First Closing; and (iii) has not obtained, and to the best of its knowledge is not required to obtain, any regulatory materials, certificates, authorizations or permits for its present status.

      4.    COVENANTS.

            (a) Best Efforts. Each party shall use its best efforts timely to satisfy each of the conditions to be satisfied by it as provided in Sections 6 and 7 of this Agreement.

            (b) Form D. The Company agrees to file a Form D with respect to the Conversion Shares as required under Regulation D and to provide a copy thereof to each Buyer promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary to qualify the Conversion Shares, or obtain an exemption for the Conversion Shares for sale to the Buyers at the Closing pursuant to this Agreement under applicable securities or "Blue Sky" laws of the states of the United States in all states in which the manual exemption is applicable plus up to ten (10) additional states as designated by the Buyer, and shall provide evidence of any such action so taken to the Buyers on or prior to the Closing Date.

            (c) Reporting Status. Commencing on the effectiveness of the registration statement filed with the SEC pursuant to the Investor Registration Rights Agreement and until the earlier of (i) the date as of which the Buyer(s) may sell all of the Conversion Shares without restriction pursuant to Rule 144(k) promulgated under the 1933 Act (or successor thereto), or (ii) the date on which (A) the Buyer(s) shall have sold all except 10% of the Conversion Shares and (B) $100,000 principal amount of the Convertible Debentures are outstanding (the "Registration Period"), the Company shall file in a timely manner all reports required to be filed with the SEC pursuant to the 1934 Act and the regulations of the SEC thereunder, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would otherwise permit such termination.

            (d) Use of Proceeds. The Company will use the proceeds from the sale of the Convertible Debentures for general corporate and working capital purposes.

            (e) Reservation of Shares. The Company shall take all action reasonably necessary to at all times have authorized, and reserved for the purpose of issuance, such number of shares of Common Stock as shall be necessary to effect the issuance of the Conversion Shares. If at any time the Company does not have available such shares of Common Stock as shall from time to time be sufficient to effect the conversion of all of the Conversion Shares of the Company shall call and hold a special meeting of the shareholders within forty-five (45) days of such occurrence, for the sole purpose of increasing the number of shares authorized. The

Company's management shall recommend to the shareholders to vote in favor of increasing the number of shares of Common Stock authorized. Management shall also vote all of its shares in favor of increasing the number of authorized shares of Common Stock.

            (f) Listings or Quotation. The Company shall, concurrently with the effectiveness of the registration statement filed with the SEC pursuant to the Investor Registration Rights Agreement, use its best efforts to secure the listing or quotation of its Common Stock (including, without limitation, the Conversion Shares) upon a national securities exchange, automated quotation system or the Over-The-Counter Bulletin Board ("OTCBB") maintained by the National Association of Securities Dealers, Inc. The Company shall maintain the listing or quotation of the Common Stock for so long as the Investor is the beneficial owner of any Common Stock or Conversion Shares (whether obtained or to be obtained under this Agreement), the Convertible Debentures or any other agreement between the Company and the Buyer equivalent to $100,000 principal amount of the Buyer's original purchase of the Convertible Debentures. The Company shall use its best efforts to maintain the Common Stock's authorization for quotation on the OTCBB.

            (g) Fees and Expenses. Except as set forth below, each of the Company and the Buyer(s) shall pay all costs and expenses incurred by such party in connection with the negotiation, investigation, preparation, execution and delivery of this Agreement, the Escrow Agreement, the Investor Registration Rights Agreement, the Security Agreement and the Irrevocable Transfer Agent Instructions. The Buyer(s) shall be entitled to a commitment fee of ten percent (10%) on the Purchase Price paid directly from the gross proceeds held in escrow.

      The Company shall pay to the Buyer a one-time structuring fee of Ten Thousand Dollars ($10,000) (the "Structuring Fee") in connection with this transaction, which shall be paid directly from the gross proceeds of the First Closing. The structuring fee shall be deemed fully earned on the date hereof.

            (h) Corporate Existence. So long as at least $100,000 principal amount of the Convertible Debentures remain outstanding, the Company shall not directly or indirectly consummate any merger, reorganization, restructuring, reverse stock split consolidation, sale of all or substantially all of the Company's assets or any similar transaction or related transactions (each such transaction, an "Organizational Change") unless, prior to the consummation an Organizational Change, the Company obtains the written consent of each Buyer not to be unreasonably withheld. In any such case, the Company will make appropriate provision with respect to such holders' rights and interests to insure that the provisions of this Section 4(h) will thereafter be applicable to the Convertible Debentures.

            (i) Transactions With Affiliates. So long as at least $100,000 principal amount Convertible Debentures are outstanding, the Company shall not, and shall cause each of its subsidiaries not to, enter into, amend, modify or supplement, or permit any subsidiary to enter into, amend, modify or supplement any agreement, transaction, commitment, or arrangement with any of its or any subsidiary's officers, directors, person who were officers or directors at any time during the previous two (2) years, stockholders who beneficially own five percent (5%) or more of the Common Stock, or Affiliates (as defined below) or with any individual related by blood, marriage, or adoption to any such individual or with any entity in which any such entity or individual owns a five percent (5%) or more beneficial interest (each a "Related Party"), except for (a) customary employment arrangements and benefit programs on reasonable terms, (b) any investment in an Affiliate of the Company, (c) any agreement, transaction, commitment, or arrangement on an arms-length basis on terms no less favorable than terms which would have been obtainable from a person other than such Related Party, (d) any agreement transaction, commitment, or arrangement which is approved by a majority of the disinterested directors of the Company, for purposes hereof, any director who is also an officer of the Company or any subsidiary of the Company shall not be a disinterested director with respect to any such agreement, transaction, commitment, or arrangement. "Affiliate" for purposes hereof means, with respect to any person or entity, another person or entity that, directly or indirectly, (i) has a ten percent (10%) or more equity interest in that person or entity, (ii) has ten percent (10%) or more common ownership with that person or entity, (iii) controls that person or entity, or (iv) shares common control with that person or entity. "Control" or "controls" for purposes hereof means that a person or entity has the power, direct or indirect, to conduct or govern the policies of another person or entity.

            (j) Transfer Agent. The Company covenants and agrees that, in the event that the Company's agency relationship with the transfer agent should be terminated for any reason prior to a date which is two (2) years after the Closing Date, the Company shall promptly appoint a new transfer agent and shall require that the new transfer agent execute and agree to be bound by the terms of the Irrevocable Transfer Agent Instructions (as defined herein).

            (k) Restriction on Issuance of the Capital Stock. So long as at least $100,000 principal amount Convertible Debentures are outstanding, the Company shall not, without the prior written consent of the Buyer(s) not to be unreasonably withheld, issue or sell shares of Common Stock or Preferred Stock
(i) without consideration or for a consideration per share less than the Bid Price of the Common Stock determined immediately prior to its issuance, (ii) any warrant, option, right, contract, call, or other security instrument granting the holder thereof, the right to acquire Common Stock without consideration or for a consideration less than such Common Stock's Bid Price value determined immediately prior to it's issuance, (iii) enter into any security instrument granting the holder a security interest in any and all assets of the Company (provided that the Company may enter into security agreements with a third party (the "Third Party") relating to the purchase, lease, and/or financing of equipment and the Buyer will subordinate the priority of Buyer's lien as a secured party to the lien such Third Party specific to the equipment so purchased, leased and/or financed), or (iv) file any registration statement on Form S-8, except to register securities to be issued under the Company's 2004 Stock Incentive Plan. So long as at least $100,000 principal amount of the Convertible Debentures remain outstanding, the Company covenants that it shall not make any amendments, modifications or other changes to the 2004 Stock Incentive Plan as in existence on the date hereof, including, without limitation, increasing the number of shares of capital stock available for issuance thereunder. .

            (l) Financial and Accounting. Prior to the effective of the Company's registration statement on Form SB-2, the Company will have instituted and will be employing and maintaining customary internal accounting controls and methods in its business operations sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation or financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, and (iii) the recorded amounts for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

            (m) Use of Proceeds. The Company covenants to the Investor that the net proceeds to be received by the Company in this transaction shall be used in a manner consistent with uses described in Schedule 4(m) hereto. The Company has the discretion to deviate up to Ten Percent (10%) for any single line described in schedule 4(m) hereto.

            (n) Deferral of Compensation. The Company covenants and agrees that it shall (i) not declare or pay bonuses and (ii) defer forty percent (40%) of the base salary of Chief Executive Officer and Chief Marketing Officer, as detailed in the Board Consent dated July 19, 2004, until sixty days after the effectiveness of the Registration Statement filed with the SEC pursuant to the Registration Rights Agreement of even date herewith. The Company covenants and agrees that it shall (i) not declare or pay bonuses and (ii) defer twenty percent (20%) of the base salary of Chief Financial Officer, as detailed in the Board Consent dated July 19, 2004, until sixty days after the effectiveness of the Registration Statement filed with the SEC pursuant to the Registration Rights Agreement of even date herewith. The Company shall obtain letters confirming such deferral from the officers specified above.

      5.    TRANSFER AGENT INSTRUCTIONS.

      The Company shall issue the Irrevocable Transfer Agent Instructions to its transfer agent irrevocably appointing Butler Gonzalez LLP as its agent for purpose of having certificates issued, registered in the name of the Buyer(s) or its respective nominee(s), for the Conversion Shares representing such amounts of Convertible Debentures as specified from time to time by the Buyer(s) to the Company upon conversion of the Convertible Debentures, for interest owed pursuant to the Convertible Debenture, and for any and all Liquidated Damages (as this term is defined in the Investor Registration Rights Agreement). Butler Gonzalez LLP shall be paid a cash fee of Fifty Dollars ($50) for every occasion they act pursuant to the Irrevocable Transfer Agent Instructions. As long as the Buyer owns at least $100,000 principal amount of the Convertible Debentures the Company shall not change its transfer agent without the express written consent of the Buyer(s), not to be unreasonably withheld. Prior to registration of the Conversion Shares under the 1933 Act, all such certificates shall bear the restrictive legend specified in Section 2(g) of this Agreement. The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5, and stop transfer instructions to give effect to Section 2(g) hereof (in the case of the Conversion Shares prior to registration of such shares under the 1933 Act) will be given by the Company to its transfer agent and that the Conversion Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the Investor Registration Rights Agreement. Nothing in this Section 5 shall affect in any way the Buyer's obligations and agreement to comply with all applicable securities laws upon resale of Conversion Shares. If the Buyer(s) provides the Company with an opinion of counsel, in form, scope and substance customary for opinions of counsel in comparable transactions to the effect that registration of a resale by the Buyer(s) of any of the Conversion Shares is not required under the 1933 Act, the Company shall within two (2) business days instruct its transfer agent to issue one or more certificates in such name and in such denominations as specified by the Buyer. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Buyer by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this
Section 5 will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 5, that the Buyer(s) shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

      6.    CONDITIONS TO THE COMPANY'S OBLIGATION TO SELLER.

      The obligation of the Company hereunder to issue and sell the Convertible Debentures to the Buyer(s) at the Closings is subject to the satisfaction, at or before the Closing Dates, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion:

            (a) Each Buyer shall have executed this Agreement, the Security Agreement, the Escrow Agreement and the Investor Registration Rights Agreement and the Irrevocable Transfer Agent Instructions and delivered the same to the Company.

            (b) The Buyer(s) shall have delivered to the Escrow Agent the Purchase Price for Convertible Debentures in respective amounts as set forth next to each Buyer as outlined on Schedule I attached hereto and the Escrow Agent shall have delivered the net proceeds to the Company by wire transfer of immediately available U.S. funds pursuant to the wire instructions provided by the Company.

            (c) The representations and warranties of the Buyer(s) shall be true and correct in all material respects as of the date when made and as of the Closing Dates as though made at that time (except for representations and warranties that speak as of a specific date), and the Buyer(s) shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Buyer(s) at or prior to the Closing Dates.

            (d) The Company shall have filed a form UCC - 1 with regard to the Pledged Property and Pledged Collateral as detailed in the Security Agreement dated the date hereof and provided proof of such filing to the Buyer(s).

      7.    CONDITIONS TO THE BUYER'S OBLIGATION TO PURCHASE.

      The obligation of the Buyer(s) hereunder to purchase the Convertible Debentures at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Buyer's sole benefit and may be waived by the Buyer(s) at any time in its sole discretion:

            (a) The Company shall have executed this Agreement, the Security Agreement, the Convertible Debenture, the Escrow Agreement, the Irrevocable Transfer

Instructions and the Investor Registration Rights Agreement, and delivered the same to the Buyer(s).

            (b) With regard to the Second Closing, the Company shall have filed a registration statement with the SEC as described in the Investor Registration Rights Agreement.

            (c) The representations and warranties of the Company shall be true and correct in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality in Section 3 above, in which case, such representations and warranties shall be true and correct without further qualification) as of the date when made and as of the Closing Dates as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Dates. If requested by the Buyer, the Buyer shall have received a certificate, executed by the President of the Company, dated as of the Closing Dates, to the foregoing effect and an update as of the Closing Dates regarding the representation contained in
Section 3(c) above.

            (d) The Company shall have executed and delivered to the Buyer(s) the Convertible Debentures in the respective amounts set forth opposite each Buyer(s) name on Schedule I attached hereto.

            (e) The Buyer(s) shall have received an opinion of counsel in a form satisfactory to the Buyer(s).

            (f) The Company shall have provided to the Buyer(s) a certificate of good standing from the Secretary of State of Delaware.

            (g) As of each Closing Date, the Company shall have reserved out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Convertible Debentures, shares of Common Stock to effect the conversion of all of the Conversion Shares then outstanding.

            (h) The Irrevocable Transfer Agent Instructions, in form and substance satisfactory to the Buyer, shall have been delivered to and acknowledged in writing by the Company's transfer agent been engaged.

            (i) The Company shall have provided to the Investor an acknowledgement, to the satisfaction of the Investor, from Moore Stephens, P.C., the Company's independent certified public accountants, as to its ability to provide all consents required in order to file a registration statement in connection with this transaction.

            (j) The Company shall have filed a form UCC - 1 with regard to the Pledged Property and Pledged Collateral as detailed in the Security Agreement and provided proof of such filing to the Buyer(s).

            (k) The Company shall obtained the approval of its board of directors and a majority of its outstanding shares of capital stock (voting as separate classes, if required by applicable law) to increase its authorized common stock to a number mutually acceptable to the Company and the Investor.

      8.    INDEMNIFICATION.

            (a) In consideration of the Buyer's execution and delivery of this Agreement and acquiring the Convertible Debentures and the Conversion Shares hereunder, and in addition to all of the Company's other obligations under this Agreement, the Company shall defend, protect, indemnify and hold harmless the Buyer(s) and each other holder of the Convertible Debentures and the Conversion Shares, and all of their officers, directors, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "Buyer Indemnitees") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Buyer Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "Indemnified Liabilities"), incurred by the Buyer Indemnitees or any of them as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in this Agreement, the Convertible Debentures or the Investor Registration Rights Agreement or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in this Agreement, or the Investor Registration Rights Agreement or any other certificate, instrument or document contemplated hereby or thereby, or (c) any cause of action, suit or claim brought or made against such Indemnitee and arising out of or resulting from the execution, delivery, performance or enforcement of this Agreement or any other instrument, document or agreement executed pursuant hereto by any of the Indemnities, any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Convertible Debentures or the status of the Buyer or holder of the Convertible Debentures the Conversion Shares, as a Buyer of Convertible Debentures in the Company. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities, which is permissible under applicable law. This indemnification shall not apply to any Indemnified Liabilities arising out of the willful or reckless actions or inactions of any Buyer Indemnitee.

            (b) In consideration of the Company's execution and delivery of this Agreement, and in addition to all of the Buyer's other obligations under this Agreement, the Buyer shall defend, protect, indemnify and hold harmless the Company and all of its officers, directors, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "Company Indemnitees") from and against any and all Indemnified Liabilities incurred by the Indemnitees or any of them as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Buyer(s) in this Agreement, the Convertible Debentures or the Investor Registration Rights Agreement or any other certificate, instrument or document contemplated hereby or thereby executed by the Buyer, (b) any breach of any covenant, agreement or obligation of the Buyer(s) contained in this Agreement, the Investor Registration

Rights Agreement or any other certificate, instrument or document contemplated hereby or thereby executed by the Buyer, or (c) any cause of action, suit or claim brought or made against such Company Indemnitee based on material misrepresentations or due to a material breach and arising out of or resulting from the execution, delivery, performance or enforcement of this Agreement, the Investor Registration Rights Agreement or any other instrument, document or agreement executed pursuant hereto by any of the Company Indemnities. To the extent that the foregoing undertaking by each Buyer may be unenforceable for any reason, each Buyer shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities, which is permissible under applicable law. This indemnification shall not apply to any Indemnified Liabilities arising out of the willful or reckless actions or inactions of any Company Indemnitee.

      9. GOVERNING LAW: MISCELLANEOUS.

            (a) Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New Jersey without regard to the principles of conflict of laws. The parties further agree that any action between them shall be heard exclusively in Hudson County, New Jersey, and expressly consent to the jurisdiction and venue of the Superior Court of New Jersey, sitting in Hudson County and the United States District Court for the District of New Jersey sitting in Newark, New Jersey for the adjudication of any civil action asserted pursuant to this Paragraph.

            (b) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event any signature page is delivered by facsimile transmission, the party using such means of delivery shall cause four (4) additional original executed signature pages to be physically delivered to the other party within five (5) days of the execution and delivery hereof.

            (c) Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

            (d) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

            (e) Entire Agreement, Amendments. This Agreement supersedes all other prior oral or written agreements between the Buyer(s), the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

            (f) Notices. Any notices, consents, waivers, or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon confirmation of receipt, when sent by facsimile;
(iii) three (3) days after being sent by U.S. certified mail, return receipt requested, or (iv) one (1) day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company, to:              U.S. Helicopter Corporation
                                    Downtown Manhattan Heliport
                                    Pier 6, East River
                                    New York, NY 10004
                                    Attention: John G. Murphy
                                    Telephone: (516) 763-0257
                                    Facsimile: (516) 763-0257

With a copy to:                     Gallagher, Briody & Butler
                                    Princeton Forrestal Village
                                    155 Village Blvd., Suite 201
                                    Princeton, NJ 08540
                                    Attention: Thomas P. Gallagher, Esq.
                                    Telephone: (609) 452-6000
                                    Facsimile: (609) 452-0090

If to the Transfer Agent, to:       StockTrans, Inc.
                                    7 E Lancaster Avenue
                                    Ardmore, PA 19003
                                    Telephone: 610-649-7300
                                    Facsimile: 610-649-7302

      If to the Buyer(s), to its address and facsimile number on Schedule I, with copies to the Buyer's counsel as set forth on Schedule I. Each party shall provide five (5) days' prior written notice to the other party of any change in address or facsimile number.

            (g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. Neither the Company nor any Buyer shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other party hereto.

            (h) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

            (i) Survival. Unless this Agreement is terminated under Section 9(l), the representations and warranties of the Company and the Buyer(s) contained in Sections 2 and 3, the agreements and covenants set forth in Sections 4, 5 and 9, and the indemnification provisions set forth in Section 8, shall survive the Closing for a period of two (2) years following the date on which the Convertible Debentures are converted in full. The Buyer(s) shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

            (j) Publicity. The Company and the Buyer(s) shall have the right to approve, before issuance any press release or any other public statement with respect to the transactions contemplated hereby made by any party; provided, however, that the Company shall be entitled, without the prior approval of the Buyer(s), to issue any press release or other public disclosure with respect to such transactions required under applicable securities or other laws or regulations (the Company shall use its best efforts to consult the Buyer(s) in connection with any such press release or other public disclosure prior to its release and Buyer(s) shall be provided with a copy thereof upon release thereof).

            (k) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

            (l) Termination. In the event that the Closing shall not have occurred with respect to the Buyers on or before five (5) business days from the date hereof due to the Company's or the Buyer's failure to satisfy the conditions set forth in Sections 6 and 7 above (and the non-breaching party's failure to waive such unsatisfied condition(s)), the non-breaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party.

            (m) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

                    [REMAINDER PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, the Buyers and the Company have caused this Securities Purchase Agreement to be duly executed as of the date first written above.

                                    COMPANY:
                                    U.S. HELICOPTER CORPORATION

                                    By: /s/ John G. Murphy
                                    ------------------------------------------
                                    Name:  John G. Murphy
                                    Title: President & CEO

                                    THE BUYER'S(S') SIGNATURES ARE
                                    CONTAINED ON SCHEDULE I HERETO

                                    EXHIBIT A

                               DISCLOSURE SCHEDULE

                                                                     DRAFT DATED
                                                                   JULY 23, 2004
                                                                       1:25 P.M.

                                                                       EXHIBIT A

                               DISCLOSURE SCHEDULE

a.    Organization and Qualification: None.

b.    Authorization, Enforcement, Compliance with Other Instruments: None.

c.    Capitalization:

      1. The Company has adopted a 2004 Stock Incentive Plan and has reserved the right to issue and sell up to 3,700,000 million shares of common stock under such plan.

      2. The Company has made commitments to the following individuals in connection with such individuals serving on the Company's Board of
      Directors:

            Name                               Commitments

            George Mehm                        231,000 stock options exercisable
                                               at $ 0.50 per share.

d.    Issuance of Securities: None.

e.    No Conflicts: None.

f.    Financial Statements: None.

g.    Absence of Litigation: None.

h.    Acknowledgement Regarding Buyer's Purchase of the Convertible Debentures:
      None.

i.    No General Solicitation: None.

j.    No Integrated Offering: None.

k.    Employee Relations: None.

l.    Intellectual Property Rights:

      1. The Company is aware that third parties are using the words, or variations on, "U.S." and "Helicopter". None are known to the Company to be using such words in the same style or format as the Company. The Company may conduct its business in the future under a trade name other than "U.S. Helicopter".

m.    Reserved.

n.    Reserved.

o.    Reserved.

p.    Reserved.

q.    Reserved.

r.    No Material Adverse Breaches, etc.: None.

s.    Tax Status: None.

t.    Certain Transactions:

      1. The Company has letters of employment with respect to certain individuals including John G. Murphy, Gabriel Roberts, George Mehm, and Donal McSullivan. The general description of these employment arrangements are as follows; all of these individuals are eligible for stock options:

    Name                                Title                                   Salary
---------------        -------------------------------------------           -----------
John G. Murphy         President and Chief Executive Officer                 $225,000(1)
Gabriel Roberts        Vice President Finance and Administration             $ 90,000(2)
George Mehm            Senior Vice President, Treasurer & CFO                $130,000(2)
Donal McSullivan       Senior Vice President, Chief Marketing Officer        $130,000(2)

      -------------
      (1) Plus incentive plan providing for bonuses from 5% to 200% of salary based on performance against plan from 95% of plan to 125% of plan.

      (2) Bonus to be determined pursuant to a bonus plan to be adopted by the Company's Board of Directors.

      2. Donal McSullivan and John Capozzi have provided certain consulting services to the Company from its inception. In connection with the provision of such consulting services they have an agreement with the Company to receive 10% of the proceeds of any financings arranged with Cornell Capital. It is anticipated that they will receive $100,000 of the proceeds of the initial transaction with Cornell Capital. In addition, McSullivan and Capozzi are to receive 10% commissions relating to commuter flights pre-sell seats and scheduled service pre-sell seats pursuant to an agreement dated April 15, 2004 attached hereto.

      3.    Stock options to be issued to George Mehm as set forth above.

      4. Rue Reynolds is the Vice President Operation Services through August 31, 2004. He has been compensated with Company stock.

u.    Fees and Rights of First Refusal: None.

v.    None.

w.    General: None.

                                  US HELICOPTER

                   MARKETING SERVICES AGREEMENT APRIL 15 2004

John Capozzi and Donal McSullivan terms: This document supercedes all previous agreements.

      1) Services: Capozzi and McSullivan will function as marketing consultants to US Helicopter (working title) and will assist the company in building its business plan, structuring a marketing plan, researching and securing candidates to pre-purchase inventory, selection of board members, finalizing equipment leasing arrangements, finalizing gate arrangements at major airports, working with the TSA, FAA, NY, NJ Port Authority and others to secure favorable terms for the company and finding financial leads and commercial partners. The company management and the company attorney will then meet with such financial leads and act to close either equity or debt financing for the company.

      2) Equity Distribution: John Capozzi (JMC) and Donal McSullivan (McSullivan), through their marketing efforts, will identify financing sources for company management to negotiate and close with the goal of obtaining a commitment for up to $10 Million in equity or debt funding for US Helicopter. Should the company receive such a commitment for all or part of the funding required to then launch the business, the following will pertain:

              - Cash - A commission of 10% of the debt or equity received from JMC/McSullivan sources will be paid to JMC/McSullivan.

              - Equity - In the event US Helicopter management decides to commence commercial operations with funding of any amount received through JMC/McSullivan sources, regardless of the structure, then JMC/McSullivan will be granted 29% of the stock in the company in compensation for all of the services identified above. Such 29% can be diluted on the same terms and conditions as all other equity held by other founding shareholders in the company.

      3)    JMC will provide the following additional Services:

              - Introductions to key individuals who can assist USH going forward

              -   Serve as Advisory Board Member

              -   Board of Directors Member (Once D&O Insurance is in place)

              - Work with USH on business aspects relating to funding, pre-sell marketing and other business partnerships

      As a board member, JMC will be entitled to receive 2% equity in USH. Such 2%will not be diluted during the original funding round.

4) Commuter Flights Pre-Sell Seats - JMC/McSullivan and sources will have the responsibility to Pre-Sell seats on USH commuter flights at the beginning and end of each business day. Activities will include research, target audience selection, marketing/sales activities and contract signing with customers

      JMC/McSullivan will receive a commission on all seats sold by JMC/McSullivan and sources (based on USH receiving certification) as follows:

              - Commission - - JMC/McSullivan will receive a commission of 10% based on net revenue for Pre-Sold Commuter Seats, sold by JMC/McSullivan

              - JMC/McSullivan shall be eligible to receive a commission on future agreements signed with these accounts for a period of three (3) years as long as JMC/McSullivan are servicing these accounts

              - Payments to JMC/McSullivan by USH will take place on usage and will to be tied to USH first year cash flow, however JMC/McSullivan would receive at a minimum 50% of earned commission in the first year and balance 50% paid in year two.

      Scheduled Service Pre-Sell Seats - JMC/McSullivan and sources will undertake a marketing effort to Pre-Sell seats on "all" Scheduled service flights.

              - JMC and McSullivan will receive a commission of 10% on Pre-Sell seats sold by JMC/McSullivan prior to startup of schedule service.

              - Payment to JMC /McSullivan will be based on net ticket price and will be tied to USH cash flow however, JMC would receive at a minimum 75% of commission in the first year and the balance 25% in year two

      5) USH will enter into a Retainer Agreement with JMC for ongoing marketing and or public relations services (to be agreed upon) that would start immediately after full funding is completed at a rate of $5,000 per month

      Agreed to: April 15 2004

      ______________________________          __________________________________
      By: John Capozzi                        By: Jerry Murphy
      President                               Chief Executive Officer/President
      JMC                                     US Helicopter

      ______________________________          __________________________________
      By: Donal McSullivan                    By: Gabe Roberts or Rue Reynolds

                                   SCHEDULE I

                               SCHEDULE OF BUYERS

                                                                    ADDRESS/FACSIMILE
           NAME                            SIGNATURE                  NUMBER OF BUYER                 AMOUNT OF SUBSCRIPTION
----------------------------    ----------------------------   ------------------------------     ------------------------------
Cornell Capital Partners, LP    By: Yorkville Advisors, LLC    101 Hudson Street - Suite 3700     $1,300,000($1,000,000 at First
                                                                                                  Closing and $300,000
                                                                                                  at Second Closing)

                                Its: General Partner           Jersey City, NJ  07303
                                                               Facsimile: (201) 985-8266

                                By: /s/ Mark A. Angelo         With a copy to:
                                    -----------------------    Cornell Capital Partners, LP
                                Name: Mark A. Angelo           101 Hudson Street, Suite 3700
                                Its:  Portfolio Manager        Jersey City, NJ  07303
                                                               Attention: Troy J. Rillo,Esq.
                                                               Facsimile: (201) 985-8266